                                                                       EXHIBIT 2



                     CONTRIBUTION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                                 ALLERGAN, INC.

                                       AND

                          ADVANCED MEDICAL OPTICS, INC.

                            DATED AS OF [   ], 2002

                                TABLE OF CONTENTS

ARTICLE I.     DEFINITIONS .........................................        7

ARTICLE II.    THE CONTRIBUTION ....................................       18
         Section 2.01    Transfer of AMO Assets and Assumption of
                         AMO Liabilities ...........................       18
         Section 2.02    AMO Assets ................................       20
         Section 2.03    AMO Liabilities ...........................       22
         Section 2.04    Termination of Agreements .................       24
         Section 2.05    Transfer Documents ........................       24
         Section 2.06    AMO Consideration .........................       25
         Section 2.07    Ancillary Agreements ......................       25
         Section 2.08    The Restructuring Plan ....................       26
         Section 2.09    Disclaimer of Representations and
                         Warranties ................................       26
         Section 2.10    Consents and Governmental Approvals .......       27
         Section 2.11    Novation of Assumed AMO Liabilities .......       28
         Section 2.12    Novation of Liabilities Other than AMO
                         Liabilities ...............................       29

ARTICLE III.   THE DISTRIBUTION ....................................       29
         Section 3.01    The Distribution ..........................       29
         Section 3.02    Actions Prior to the Distribution .........       30
         Section 3.03    Sole Discretion of Allergan ...............       31
         Section 3.04    Conditions to Distribution ................       31
         Section 3.05    Fractional Shares .........................       33
         Section 3.06    The AMO Board of Directors ................       33
         Section 3.07    Termination of Obligations Under this
                         Article III ...............................       33

ARTICLE IV.    MUTUAL RELEASES; INDEMNIFICATION ....................       34
         Section 4.01    Release of Pre-Distribution Claims ........       34
         Section 4.02    Indemnification by AMO ....................       37
         Section 4.03    Indemnification by Allergan ...............       37
         Section 4.04    Indemnification Obligations Net of
                         Insurance Proceeds and Other Amounts ......       37
         Section 4.05    Procedures for Indemnification of Third
                         Party Claims ..............................       38
         Section 4.06    Additional Matters ........................       40
         Section 4.07    Litigation ................................       41
         Section 4.08    Remedies Cumulative .......................       41
         Section 4.09    Survival of Indemnities ...................       42

ARTICLE V.     CONTINGENT GAINS AND CONTINGENT LIABILITIES .........       42
         Section 5.01    Definitions Relating to Contingent Gains
                         and Contingent Liabilities ................       42
         Section 5.02    Contingent Gains ..........................       44
         Section 5.03    Exclusive Contingent Liabilities ..........       44
         Section 5.04    Shared Contingent Liabilities .............       45
         Section 5.05    Payments ..................................       45

         Section 5.06    Procedures to Determine Status of
                         Contingent Liability or Contingent Gain ...       46
         Section 5.07    Certain Case Allocation Matters ...........       46
         Section 5.08    Termination of Certain Article V Provisions       47

ARTICLE VI.    INSURANCE ...........................................       47
         Section 6.01    Insurance Matters .........................       47

ARTICLE VII.   EXCHANGE OF INFORMATION; CONFIDENTIALITY ............       48
         Section 7.01    Agreement for Exchange of Information;
                         Archives ..................................       48
         Section 7.02    Ownership of Information ..................       49
         Section 7.03    Compensation for Providing Information ....       49
         Section 7.04    Record Retention ..........................       49
         Section 7.05    Limitations of Liability ..................       49
         Section 7.06    Other Agreements Providing for Exchange of
                         Information ...............................       50
         Section 7.07    Production of Witnesses; Records;
                         Cooperation ...............................       50
         Section 7.08    Confidentiality ...........................       51
         Section 7.09    Protective Arrangements ...................       51

ARTICLE VIII.  DISPUTE RESOLUTION ..................................       52
         Section 8.01    Disputes ..................................       52
         Section 8.02    Escalation; Mediation; Arbitration ........       52

ARTICLE IX.    FURTHER ASSURANCES ..................................       53
         Section 9.01    Further Assurances ........................       53

ARTICLE X.     CERTAIN OTHER MATTERS ...............................       54
         Section 10.01    Auditors and Audits; Annual and Quarterly
                          Statements and Accounting ................       54
         Section 10.02    Non-Competition ..........................       56
         Section 10.03    Non-Solicitation of Employees ............       58
         Section 10.04    Late Payments ............................       58

ARTICLE XI.    TERMINATION .........................................       58
ARTICLE XII.   MISCELLANEOUS .......................................       58
         Section 12.01    Limitation of Liability ..................       58
         Section 12.02    Counterparts .............................       59
         Section 12.03    Entire Agreement .........................       59
         Section 12.04    Corporate Power ..........................       59
         Section 12.05    Signatures ...............................       59
         Section 12.06    Governing Law ............................       59
         Section 12.07    Assignability ............................       59
         Section 12.08    Third Party Beneficiaries ................       60
         Section 12.09    Notices ..................................       60
         Section 12.10    Severability .............................       60
         Section 12.11    Force Majeure ............................       60

         Section 12.12    Publicity ................................       61
         Section 12.13    Expenses .................................       61
         Section 12.14    Headings .................................       61
         Section 12.15    Survival of Covenants ....................       61
         Section 12.16    Waivers of Default .......................       61
         Section 12.17    Amendments ...............................       61
         Section 12.18    Controlling Documents ....................       61
         Section 12.19    Interpretation ...........................       61

                                    SCHEDULES


Schedule 1.01(a)           Restructuring Plan

Schedule 1.01(b)           Other Assets

Schedule 1.01(c)           Notes

Schedule 2.01(c)           Delayed Transfer Assets

Schedule 2.02(a)(ii)       Subsidiary Stock Transfers

Schedule 2.02(b)(i)        Excluded Assets

Schedule 2.03(a)(i)        AMO Liabilities

Schedule 2.03(b)(i)        Allergan Assumed Liabilities

Schedule 2.04(b)(ii)       Retained Agreements

Schedule 4.05              Third Party Claim

Schedule 5.01(d)           Exclusive Allergan Contingent Gain

Schedule 5.01(e)           Exclusive Allergan Contingent Liability

Schedule 5.01(h)           Exclusive AMO Contingent Gain

Schedule 5.01(i)           Exclusive AMO Contingent Liability

Schedule 5.01(k)           Shared Contingent Gain

Schedule 5.01(l)           Shared Contingent Liability

                                    EXHIBITS


Exhibit A                  Restated By-laws of AMO

Exhibit B                  Restated Certificate of Incorporation of AMO

Exhibit C                  Employee Matters Agreement

Exhibit D                  Intellectual Property Assignment

Exhibit E                  Manufacturing Agreement

Exhibit F                  Tax Sharing Agreement

Exhibit G                  Transitional Services Agreement

                    CONTRIBUTION AND DISTRIBUTION AGREEMENT

                  THIS CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of [ ], 2002, is by and between ALLERGAN, INC., a Delaware corporation ("Allergan") and ADVANCED MEDICAL OPTICS, INC., a Delaware corporation ("AMO"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                                R E C I T A L S:

                  WHEREAS, Allergan, directly and through Subsidiaries (as defined herein), owns, operates and develops the AMO Business (as defined herein) and also owns, operates and develops the Allergan Business (as defined herein);

                  WHEREAS, the Board of Directors of Allergan and AMO have each determined that it would be appropriate and desirable for Allergan to separate, contribute and transfer to AMO, and for AMO to receive and assume, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the AMO Business and the stock, investments or similar interests currently held by Allergan and its Subsidiaries that conduct the AMO Business;

                  WHEREAS, in order to effect such separation and contribution, Allergan and its Subsidiaries will contribute to AMO and its Subsidiaries all of the operations, ownership interests, assets and liabilities of Allergan and Allergan's Subsidiaries that comprise the AMO Business and such other ownership interests, assets, liabilities and operations as are described below (the "Contribution");

                  WHEREAS, it is anticipated that, following the Contribution
but prior to the Distribution, AMO shall distribute $    million to Allergan in
exchange for various assets contributed to AMO in connection with the Contribution (the "Distributable Cash"), which amount will be used by Allergan to repay existing borrowings;

                  WHEREAS, following the Contribution, Allergan will distribute, on a pro rata basis, to all holders of outstanding shares of Allergan Common Stock all of the outstanding shares of AMO Common Stock owned directly or indirectly by Allergan (the "Distribution");

                  WHEREAS, the Contribution and the Distribution is intended to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of Code, and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

                  WHEREAS, Allergan and AMO have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Contribution and Distribution, and to set forth the agreements that will govern certain matters following the Distribution;

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I.
                                   DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  "Action" means any demand, action, suit, counter suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

                  "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

                  "Agent" means the distribution agent to be appointed by Allergan to distribute to the stockholders of Allergan pursuant to the Distribution all of the shares of AMO Common Stock held by Allergan.

                  "Agreement" means this Contribution and Distribution Agreement, including all of the Schedules and Exhibits hereto.

                  "Allergan" has the meaning set forth in the Preamble.

                  "Allergan's Auditors" has the meaning set forth in Section 10.01(b).

                  "Allergan Business" means (a) the business and operations of the divisions and Subsidiaries of Allergan to the extent they relate to the research and development, manufacturing, marketing and sale of (i) prescription and non-prescription products designed to treat diseases and disorders of the eye, including, but not limited to, glaucoma, inflammation, infection and allergy, (ii) Delivery Devices, (iii) product lines designed to treat ocular surface disease and other ocular surface conditions, including, but not limited to, ocular tears, ocular decongestants, vasoconstrictors, any products indicated for conjunctive erythema, Refresh Products and any product that contains carboxymethylcellulose sodium, (iv) prescription and over-the-counter product lines designed for skin care and (v) biologics, including Botox Purified Neurotoxin Complex, which is used to treat neuromuscular disorders characterized by involuntary muscle contractions; and (b) all other businesses of Allergan as of the date hereof not otherwise included in the AMO Business.

                  "Allergan Claims" has the meaning set forth in Section
4.01(b).

                  "Allergan Common Stock" means the common stock, par value $0.01 per share, of Allergan.

                  "Allergan Delayed Transfer Assets" means any Excluded Assets, the legal title to which is expressly provided in this Agreement or any Ancillary Agreement to be transferred after the Distribution Date, but the beneficial ownership of which is transferred by this Agreement or any Ancillary Agreement on or prior to the Distribution Date.

                  "Allergan Delayed Transfer Liabilities" means any Excluded Liabilities, the legal obligation under which is expressly provided in this Agreement or any Ancillary Agreement to be assumed after the Distribution Date, but the burden of which is transferred by this Agreement or any Ancillary Agreement on or prior to the Distribution Date.

                  "Allergan Group" means Allergan, each Subsidiary of Allergan and each Person (other than any member of the AMO Group) that is either controlled directly or indirectly by Allergan immediately after the Distribution Date or that is contemplated to be controlled by Allergan immediately after the Distribution Date pursuant to the terms hereof or the Restructuring Plan.

                  "Allergan Indemnitees" has the meaning set forth in Section 4.02.

                  "Allergan Parties" has the meaning set forth in Section
4.01(a).

                  "Allergan Releasors" has the meaning set forth in Section 4.01(b).

                  "AMO" has the meaning set forth in the Preamble.

                  "AMO Assets" has the meaning set forth in Section 2.02(a).

                  "AMO's Auditors" has the meaning set forth in Section
10.01(a).

                  "AMO Balance Sheet" means the unaudited combined balance sheet of AMO, including the notes thereto, as of March 31, 2002.

                  "AMO Business" means the business and operations of the divisions and Subsidiaries of Allergan to the extent that, prior to the Distribution Date, they relate to the research and development, manufacturing, marketing and sale of (a) intraocular lenses, contact lenses, phacoemulsification equipment and other ophthalmic surgical products, and (b) disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops labeled for use with contact lenses (but excluding (i) any Refresh Product, (ii) any other product that contains carboxymethylcellulose sodium,
(iii) any other product indicated, in whole or in part, for the treatment of "dry eye", (iv) any product indicated, in whole or in part, for the treatment of conjunctive erythema and (v) any product indicated, in whole or in part, for the treatment of the symptoms of dry eye if that product is not labeled solely for use with contact lenses); provided, however, that the AMO Business shall not include Delivery Devices.

                  "AMO Claims" has the meaning set forth in Section 4.01(a).

                  "AMO Common Stock" means the common stock, par value $0.01 per share, of AMO.

                  "AMO Contracts" means the following contracts and agreements to which Allergan is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Allergan or any member of the Allergan Group pursuant to any provision of this Agreement or any other Ancillary Agreement:

                           (a) any Contract entered into in the name of, or expressly on behalf of, any division or business unit of AMO;

                           (b) any Contract that relates primarily to the AMO Business;

                           (c) any Contract that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to AMO;

                           (d) any guarantee, indemnity, representation, warranty or other Liability of any member of the AMO Group or the Allergan Group in respect of any other AMO Contract, any AMO Liability or the AMO Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the AMO Business); and

                           (e)      any OFLs relating to the AMO Business.

                  "AMO Delayed Transfer Asset" means any AMO Assets, the legal title to which is expressly provided in this Agreement or any Ancillary Agreement to be transferred after the Distribution Date, but the beneficial ownership of which is transferred by this Agreement or any Ancillary Agreement on or prior to the Distribution Date.

                  "AMO Delayed Transfer Liabilities" means any AMO Liabilities, the legal obligation under which is expressly provided in this Agreement or any Ancillary Agreement to be assumed after the Distribution Date, but the burden of which is transferred by this Agreement or any Ancillary Agreement on or prior to the Distribution Date.

                  "AMO Group" means AMO, each Subsidiary of AMO and each other Person that is either controlled directly or indirectly by AMO immediately after the Distribution Date or that is contemplated to be controlled by AMO immediately after the Distribution Date pursuant to the terms hereof or the Restructuring Plan.

                  "AMO Indemnitees" has the meaning set forth in Section 4.03.

                  "AMO International" means AMO International Holdings, an Ireland corporation.

                  "AMO Liabilities" has the meaning set forth in Section
2.03(a).

                  "AMO Parties" has the meaning set forth in Section 4.01(b).

                  "AMO Releasors" has the meaning set forth in Section 4.01(a).

                   "Ancillary Agreements" means the Employee Matters Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Intellectual Property Assignment, the Manufacturing Agreement, the Implementation Agreements, any sublease entered into on or prior to the Distribution Date between any member of the AMO Group, on the one hand, and any member of the Allergan Group, on the other hand, and the supplemental and other agreements and instruments related to the any of the foregoing.

                  "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                           (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                           (b)      all apparatus, computers and other
                                    electronic data processing equipment,
                                    fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                           (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                           (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                           (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                           (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                           (g)      all deposits, letters of credit and
                                    performance and surety bonds;

                           (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                           (i) all domestic and foreign patents, patent applications, records of inventions, discoveries, copyrights, trade names, trademarks (including all goodwill associated therewith), service marks and registrations and applications for any of the foregoing, trade secrets, other proprietary information, intellectual property and licenses from third Persons granting the right to use any of the foregoing;

                           (j) all computer applications, programs and other software, including operating software, network software, systems documentation and instructions;

                           (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vender data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                           (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

                           (m) all rights under contracts or agreements, all claims or rights against any Person, choses in action or similar rights, whether accrued or contingent;

                           (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                           (o) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                           (p) all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                           (q) all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  "Bylaws" means the Restated Bylaws of AMO, substantially in the form attached hereto as EXHIBIT A.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of AMO, substantially in the form attached hereto as EXHIBIT B.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission.

                  "Confidential Information" has the meaning set forth in
Section 7.08(a).

                  "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

                  "Contingent Claim Committee" has the meaning set forth in
Section 5.01(a).

                  "Contingent Gain" has the meaning set forth in Section
5.01(b).

                  "Contingent Liability" has the meaning set forth in Section 5.01(c).

                  "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

                  "Contribution" has the meaning set forth in the Recitals.

                  "Contribution Date" means the Distribution Date or such other date prior to the Distribution Date as the Board of Directors of Allergan may determine.

                  "Delayed Transfer Assets" means any Allergan Delayed Transfer Assets or any AMO Delayed Transfer Assets.

                  "Delayed Transfer Liabilities" means any Allergan Delayed Transfer Liability or any AMO Delayed Transfer Liability.

                  "Delivery Devices" means any device when used for the delivery of, or for the activation of, a pharmaceutical or biological.

                  "Determination Request" means a written request made to the Contingent Claim Committee, pursuant to Section 5.06, for a determination as to whether a Third Party Claim specified in such request constitutes a Shared Contingent Liability.

                  "Distributable Cash" has the meaning set forth in the Recitals.

                  "Distribution" has the meaning set forth in the Recitals.

                  "Distribution Date" has the meaning set forth in Section 3.03.

                  "Employee Matters Agreement" means the Employee Matters Agreement of even date herewith by and between Allergan and AMO, substantially in the form attached hereto as EXHIBIT C.

                  "Environmental Law" means any Federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Clean Air Act (42 U.S.C.Section 7401, et seq.), the Clean Water Act (33 U.S.C.Section 1251, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.Section 6901, et seq.), the Comprehensive Environmental Resource Compensation and Liability Act (42 U.S.C.Section 9601, et seq.), the Safe Drinking Water Act (42 U.S.C.Section 300f, et seq.), the Toxic Substances Control Act (15 U.S.C.Section 2601, et seq.), the Rivers and Harbors Act (33 U.S.C.Section 401, et seq.), the Endangered Species Act (15 U.S.C.Section 1531, et seq.), the Occupational Safety and Health Act (20 U.S.C.Section 651, et seq.) and comparable provisions in state, local, foreign or international law.

                  "Environmental Liabilities" means all Liabilities relating to, arising out of or resulting from any Environmental Law or Contract relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

                  "Escalation Notice" has the meaning set forth in Section 8.02.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Excluded Assets" has the meaning set forth in Section
2.02(b).

                  "Excluded Liabilities" has the meaning set forth in Section 2.03(b).

                  "Exclusive Allergan Contingent Gain" has the meaning set forth in Section 5.01(d).

                  "Exclusive Allergan Contingent Liability" has the meaning set forth in Section 5.01(e).

                  "Exclusive AMO Contingent Gain" has the meaning set forth in
Section 5.01(h).

                  "Exclusive AMO Contingent Liability" has the meaning set forth in Section 5.01(i).

                  "Exclusive Contingent Gain" has the meaning set forth in
Section 5.01(f).

                  "Exclusive Contingent Liability" has the meaning set forth in
Section 5.01(g).

                  "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

                  "Governmental Authority" shall mean any Federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  "Group" means the Allergan Group or the AMO Group, as the context requires.

                  "Implementation Agreements" means the agreements necessary to effect the Restructuring Plan.

                  "Incumbent Directors" means, with respect to any measurement period, members of the board of directors of a Person at the beginning of such measurement period, provided that any new members of such board of directors who are approved by a majority of the Incumbent Directors then in office shall be deemed to become Incumbent Directors.

                  "Indemnifying Party" has the meaning set forth in Section 4.04(a).

                  "Indemnitee" has the meaning set forth in Section 4.04(a).

                  "Indemnity Payment" has the meaning set forth in Section 4.04(a).

                  "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

                  "Information Statement" means the information statement forming a part of the Registration Statement.

                  "Insurance Policies" means the insurance policies written by any insurance carrier, pursuant to which AMO or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Distribution Date.

                  "Insurance Proceeds" means those monies:

                           (a) received by an insured from an insurance carrier; or

                           (b) paid by an insurance carrier on behalf of the insured, in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

                  "Intellectual Property Assignment" means the Intellectual Property Assignment, by and between Allergan and AMO, substantially in the form attached hereto as EXHIBIT D, as of the Distribution Date and thereafter as amended.

                  "Letter Ruling" means a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Allergan (in its sole discretion), which ruling shall not have been revoked as of the Distribution Date, to the effect that (i) the transfer by the Allergan Group to the AMO Group of the AMO Assets, subject to Liabilities and AMO's assumption of liabilities, followed by the Distribution, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code; (ii) no gain or loss will be recognized by Allergan on its transfer of the AMO Assets and AMO Liabilities to AMO (iii) no gain or loss will be recognized by AMO on its receipt and assumption of the AMO Assets and AMO Liabilities from Allergan in exchange for the issuance of AMO common stock and the Distributable Cash; and (iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of Allergan upon their receipt of AMO common stock pursuant to the Distribution (except in respect of cash received in lieu of fractional shares of AMO).

                  "Liabilities" means any and all losses, charges, debts, damages payable, obligations, commitments, costs and expenses, indemnities and similar obligations, exoneration, covenants, promises, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including Environmental Liabilities and those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

                  "Manufacturing Agreement" means the Manufacturing Agreement between Allergan and AMO in substantially the form attached hereto as EXHIBIT E.

                  "Notes" means, collectively, those promissory notes identified on SCHEDULE 1.01(c) attached hereto.

                  "Other Financial Liabilities" or "OFLs" mean all liabilities, obligations, contingencies, instruments and other Liabilities of any member of the Allergan Group of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Distribution Date, including any of the following:

                           (a)      foreign exchange contracts;

                           (b)      letters of credit;

                           (c)      guarantees of third party loans to
                                    customers;

                           (d) surety bonds (excluding surety for workers' compensation self-insurance);

                           (e) interest support agreements on third-party loans to customers;

                           (f) performance bonds or guarantees issued by third parties;

                           (g)      swaps or other derivatives contracts; and

                           (h) recourse arrangements on the sale of receivables or notes.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Other Assets" means the assets listed on SCHEDULE 1.01(b).

                  "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

                  "Prime Rate" means the rate which The Chase Manhattan Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate in the United States, as in effect from time to time.

                  "Record Date" means the close of business on the date to be determined by the Allergan Board of Directors as the record date for determining which stockholders of Allergan are entitled to receive shares of AMO Common Stock in the Distribution.

                  "Refresh Product" means any product and formulation thereof marketed or sold as of the Distribution Date under the Refresh(R) brand, regardless of the brand name used to market the product after the Distribution Date.

                  "Registration Statement" means the registration statement on Form 10 filed with the Commission under the Exchange Act on March __, 2002, as amended, pursuant to which the AMO Common Stock to be distributed in the Distribution will be registered, together with all amendments thereto.

                  "Restructuring Plan" means the restructuring plan comprised of the series of transactions, agreements and other arrangements, pursuant to which the AMO Assets and AMO

Liabilities and Excluded Assets and Excluded Liabilities will be transferred between the parties hereto, which are set forth, described or contemplated in
SCHEDULE 1.01(A) (as such Schedule may be supplemented by Allergan prior to the Distribution Date).

                  "Securities Act" means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

                  "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  "Shared Allergan Percentage" has the meaning set forth in
Section 5.01(j).

                  "Shared AMO Percentage" has the meaning set forth in Section 5.01(m).

                  "Shared Contingent Gain" has the meaning set forth in Section 5.01(k).

                  "Shared Contingent Liability" has the meaning set forth in
Section 5.01(l).

                  "Shared Percentage" has the meaning set forth in Section 5.01(n).

                  "Subsidiary" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which such Person or a Subsidiary of such Person, or such Person and one or more of its Subsidiaries (i) directly or indirectly owns or controls at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability entity, joint venture or other organization or (ii) has control, whether contractual or otherwise; (iii) is a general partner, manager or managing member or (iv) holds a majority of the equity interest; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement by and between Allergan and AMO, substantially in the form attached hereto as EXHIBIT F, as of the Distribution Date and thereafter as amended.

                  "Taxes" has the meaning set forth in the Tax Sharing
Agreement.

                  "Third Party Claim" has the meaning set forth in Section 4.05(a).

                  "Transition Services Agreement" means the Transition Services Agreement by and between Allergan and AMO, substantially in the form attached hereto as EXHIBIT G, as of the Distribution Date and thereafter as amended.

                                  ARTICLE II.
                                THE CONTRIBUTION

                 SECTION 2.01 TRANSFER OF AMO ASSETS AND ASSUMPTION OF AMO LIABILITIES.


                           (a) On the terms and subject to the conditions set
forth in this Agreement, pursuant to the Implementation Agreements and with effect as of the Contribution Date, (i) Allergan hereby contributes, assigns, transfers, conveys and delivers to AMO, and shall cause its applicable Subsidiaries to, contribute, assign, transfer, convey and deliver to AMO or a member of the AMO Group, and AMO, or the appropriate member of the AMO Group, hereby accepts from Allergan and its Subsidiaries, all of Allergan's and its Subsidiaries' respective rights, title and interest in and to all AMO Assets, other than the AMO Delayed Transfer Assets and (ii) AMO hereby contributes, assigns, transfers, conveys and delivers to Allergan, and shall cause its applicable Subsidiaries to, contribute, assign, transfer, convey and deliver to Allergan or a member of the Allergan Group, and Allergan, or the appropriate member of the Allergan Group, hereby accepts from AMO and its Subsidiaries, all of AMO's and its Subsidiaries' respective rights, title and interest in and to all Excluded Assets, other than the Allergan Delayed Transfer Assets; provided, in each case, however, that any AMO Assets or Excluded Assets that are specifically contributed, assigned, transferred, conveyed or delivered pursuant to another Ancillary Agreement shall not be contributed, assigned, transferred, conveyed or delivered pursuant to this Section 2.01.

                           (b) On the terms and subject to the conditions set
forth in this Agreement, pursuant to the Implementation Agreements and with effect as of the Contribution Date, (i) AMO hereby accepts, assumes and agrees faithfully to perform, discharge and fulfill all the AMO Liabilities, other than the AMO Delayed Transfer Liabilities, in accordance with their respective terms, and agrees to cause its applicable Subsidiaries to accept, assume, perform, discharge and fulfill all the AMO Liabilities to be held by its Subsidiaries (other than AMO Delayed Transfer Liabilities), in accordance with their respective terms and (ii) Allergan hereby accepts and assumes (or, as applicable, retains) and agrees faithfully to perform, discharge and fulfill all the Excluded Liabilities, other than the Allergan Delayed Transfer Liabilities, in accordance with their respective terms, and agrees to cause its applicable Subsidiaries to accept and assume (or, as applicable, retain) and to perform, discharge and fulfill all the Allergan Liabilities to be held by its Subsidiaries (other than Allergan Delayed Transfer Liabilities), in accordance with their respective terms. AMO shall thereafter be responsible for all AMO Liabilities other than the AMO Delayed Transfer Liabilities, and Allergan shall thereafter be responsible for all Allergan Liabilities other than the Allergan Delayed Transfer Liabilities, regardless of (u) when or where such Liabilities arose or arise, (w) whether the facts on which they are based occurred prior to or subsequent to the date hereof, (x) where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Allergan's or AMO's respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Allergan Group or the AMO Group), (y) whether such Liabilities were asserted or determined prior to the date hereof, and (z) whether such Liabilities arise from or are alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Allergan Group or the AMO Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                           (c) Each of the parties hereto agrees that the
Delayed Transfer Assets will be contributed, assigned, transferred, conveyed and delivered to the appropriate Group, and the Delayed Transfer Liabilities will be accepted and assumed, in accordance with the terms of the agreements that provide for such contribution, assignment, transfer, conveyance and delivery, or such acceptance and assumption, by the Allergan Group (with respect to Allergan Delayed Transfer Assets or Allergan Delayed Transfer Liabilities) or the AMO Group (with respect to AMO Delayed Transfer Assets or AMO Delayed Transfer Liabilities) after the date of this Agreement or as otherwise set forth on
SCHEDULE 2.01(C). Following such contribution, assignment, transfer, conveyance and delivery of (i) any AMO Delayed Transfer Asset, or the acceptance and assumption of any AMO Delayed Transfer Liability, the applicable AMO Delayed Transfer Asset or AMO Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as an AMO Asset or an AMO Liability, as the case may be or (ii) any Allergan Delayed Transfer Asset, or the acceptance and assumption of any Allergan Delayed Transfer Liability, the applicable Allergan Delayed Transfer Asset or Allergan Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as an Allergan Asset or an Allergan Liability, as the case may be.

                           (d) Prior to the actual contribution and delivery of
a Delayed Transfer Asset pursuant to the foregoing, the Person retaining a Delayed Transfer Asset shall take such actions with respect to such Delayed Transfer Asset as may be reasonably requested by the Person entitled to the Delayed Transfer Asset so retained, so that the Person entitled to the Delayed Transfer Asset may obtain the benefits of such Asset, provided that the Person retaining the Delayed Transfer Asset shall not be obligated, in connection with fulfilling the request of the other Person, to expend any money unless the necessary funds are advanced by the Person entitled to the Delayed Transfer Asset, other than reasonable out-of-pocket expenses, attorney's fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to the Delayed Transfer Asset.

                           (e) Each of the parties hereto agrees that (i) until
any AMO Delayed Transfer Asset is contributed and delivered to AMO or a Subsidiary of AMO, AMO shall be deemed to have acquired complete and sole beneficial ownership of such AMO Delayed Transfer Asset, together with rights, powers and privileges incidental thereto; (ii) until any AMO Delayed Transfer Liability is assigned to, accepted and assumed by AMO or a Subsidiary of AMO, AMO shall be deemed to have assumed in accordance with the terms of this Agreement such AMO Delayed Transfer Liability, and all duties, obligations and responsibilities incidental thereto, (iii) until any Allergan Delayed Transfer Asset is contributed and delivered to Allergan or a Subsidiary of Allergan, Allergan shall be deemed to have acquired complete and sole beneficial ownership of such Allergan Delayed Transfer Asset and (iv) until any Allergan Delayed Transfer Liability is assigned to, accepted and assumed by Allergan or a Subsidiary of Allergan, Allergan shall be deemed to have assumed in accordance with the terms of this Agreement the Allergan Delayed Transfer Liability, and all duties, obligations and responsibilities incidental thereto.

                           (f) Each of the parties hereto agrees that (i) until
any AMO Delayed Transfer Liability is assumed by AMO or its designated Subsidiary, AMO will indemnify and hold harmless the Allergan Group from such AMO Delayed Transfer Liability and (ii) until any Allergan Delayed Transfer Liability is assumed by Allergan or its designated Subsidiary,

Allergan will indemnify and hold harmless the AMO Group from such Allergan Delayed Transfer Liability.

                           (g) In the event that (i) any AMO Delayed Transfer
Asset has not been contributed to AMO or a Subsidiary of AMO designated by AMO by June 30, 2007, for any reason other than the gross negligence or willful misconduct of any member of the Allergan Group, Allergan shall have the option to liquidate such AMO Delayed Transfer Asset at AMO's expense; provided, however, that any net proceeds of such liquidation shall be for the account of AMO and (ii) any Allergan Delayed Transfer Asset has not been contributed to Allergan or a Subsidiary of Allergan designated by Allergan by June 30, 2007, for any reason other than the gross negligence or willful misconduct of any member of the AMO Group, AMO shall have the option to liquidate such Allergan Delayed Transfer Asset at Allergan's expense; provided, however, that any net proceeds of such liquidation shall be for the account of Allergan.

                           (h) In the event that at any time or from time to
time (whether prior to or after the Contribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person possessing such Asset shall hold such Asset in trust for any such other Person, and upon such transfer each party shall reimburse the other or make financial or other adjustments to remedy any Liabilities resulting from such transfer or possession.

                  SECTION 2.02 AMO ASSETS.

                           (a) For purposes of this Agreement, "AMO Assets"
shall mean (without duplication):

                                    (i) any and all Assets that are set forth in
                  this Agreement (including, without limitation, those Assets listed on SCHEDULE 2.02(a)(i) or any other schedule hereto) or any Ancillary Agreement as Assets to be transferred to AMO or any other member of the AMO Group;

                                    (ii) all issued and outstanding shares of
                  capital stock of the Subsidiaries listed on SCHEDULE 2.02(a)(ii);

                                    (iii) any and all Assets reflected in the
                  AMO Balance Sheet, subject to any disposition of such Assets in the Ordinary Course of Business subsequent to the date of the AMO Balance Sheet;

                                    (iv) any and all Assets that have been
                  written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the AMO Balance Sheet in accordance with the same principles and accounting policies under which the AMO Balance Sheet was prepared;

                                    (v) all Assets acquired by Allergan or its
                  Subsidiaries after the date of the AMO Balance Sheet that would be reflected in the balance sheet of

                  AMO as of the Contribution Date if such balance sheet was prepared using the same principles and accounting policies under which the AMO Balance Sheet was prepared;

                                    (vi) subject to the terms of Article V, any
                  Exclusive AMO Contingent Gain and any Shared AMO Percentage of any Shared Contingent Gain;

                                    (vii) all AMO Contracts;

                                    (viii) all equipment that is specifically
                  designed for use in the AMO Business, but excluding all computers, desks and other general office equipment and furniture that is not specifically identified on SCHEDULE 2.02(a)(i);

                                    (ix) to the extent permitted by law and
                  subject to the express indemnification terms of this Agreement, all rights of any member of the AMO Group under any of Allergan's insurance policies; and

                                    (x) except as expressly provided in this
                  Agreement or any Ancillary Agreement, any and all Assets owned or held immediately prior to the Distribution Date by Allergan or any of its Subsidiaries that are used primarily in the AMO Business and are not otherwise reflected on the AMO Balance Sheet. The intention of this clause (x) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an AMO Asset. No Asset shall be deemed to be an AMO Asset solely as a result of this clause (x) if such Asset is expressly covered by the subject matter of an Ancillary Agreement or utilized by Allergan or its Affiliates to provide shared services to the AMO Business or the Allergan Business. In addition, no Asset shall be deemed an AMO Asset solely as a result of this clause (x) unless AMO makes a claim with respect thereto on or prior to the fifth anniversary of the Distribution Date.

                           (b) Notwithstanding Section 2.02(a), the AMO Assets
shall not in any event include the Excluded Assets. For the purposes of this Agreement, "Excluded Assets" shall mean:

                                    (i) the Assets listed or described on
                  SCHEDULE 2.02(b)(i);

                                    (ii) any and all Assets that are expressly
                  contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Allergan or any other member of the Allergan Group;

                                    (iii) except to the extent expressly set
                  forth in Section 2.02(a)(v), any Contingent Gains; and

                                    (iv) any insurance proceeds recoverable by
                  any member of the Allergan Group to the extent that (A) the Liability for which such proceeds are payable is covered under the terms of Allergan's insurance policies in effect immediately prior to the Distribution Date and (B) AMO is not a named insured under, or otherwise entitled to the benefits of, Allergan's insurance policies in effect immediately prior to the Distribution Date.

                  SECTION 2.03 AMO LIABILITIES.

                           (a) For purposes of this Agreement, "AMO Liabilities"
shall mean (without duplication):

                                    (i) any and all Liabilities that are set
                  forth in this Agreement or any Ancillary Agreement as Liabilities to be assumed by AMO or any member of the AMO Group, including without limitation the Liabilities set forth on SCHEDULE 2.03(a)(i), and all agreements, obligations and Liabilities of any member of the AMO Group under this Agreement or any of the Ancillary Agreements;

                                    (ii) all Liabilities (other than for Taxes
                  as provided for in the Tax Sharing Agreement and other than for employee-related Liabilities as provided for in the Employee Matters Agreement) primarily relating to, arising out of or resulting from:

                                              (A) the operation of the AMO
                           Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                              (B) the operation of any business
                           conducted by any member of the AMO Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                                              (C) any AMO Assets;

                 in any such case whether arising before, on or after the Distribution Date;

                                     (iii) subject to the terms of Article V,
                  all Exclusive AMO Contingent Liabilities and the Shared AMO Percentage of any Shared Contingent Liabilities;

                                     (iv) all other Liabilities of any member of
                  the AMO Group, including those Liabilities reflected as liabilities or obligations of AMO in the AMO Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the AMO Balance Sheet;

                                     (v) all Liabilities acquired by Allergan or
                  its Subsidiaries after the date of the AMO Balance Sheet that would be reflected in the balance sheet of AMO as of the Contribution Date if such balance sheet was prepared using the same principles and accounting policies under which the AMO Balance Sheet was prepared; and

                                     (vi) except as expressly provided for in
                  this Agreement or any Ancillary Agreement, any and all Liabilities that are related primarily to the AMO Business at the Contribution Date and are not otherwise reflected on the AMO Balance Sheet. The intention of this clause (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Liabilities that, had the parties given specific consideration to such asset as of the date hereof, would have otherwise been classified as an AMO Liability. No Liability shall be deemed to be an AMO Liability solely as a result of this clause (vi) if such Liability is expressly covered by the subject matter of an Ancillary Agreement. In addition, no Liability shall be deemed an AMO Liability solely as a result of this clause (vi) unless Allergan makes a claim with respect thereto on or prior to the fifth anniversary of the Distribution Date.

                           (b) Notwithstanding Section 2.03(a), the AMO
Liabilities shall not include the Excluded Liabilities. For the purposes of this Agreement, "Excluded Liabilities" shall mean:

                                     (i) any and all Liabilities that are set
                  forth in this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Allergan or any other member of the Allergan Group, including without limitation, those Liabilities listed on
                  SCHEDULE 2.03(b)(i) hereto;

                                     (ii) any and all Liabilities (other than
                  for Taxes as provided for in the Tax Sharing Agreement and other than for employee-related Liabilities as provided for in the Employee Matters Agreement) primarily relating to, arising out of or resulting from:

                                              (A) any Excluded Assets; and

                                              (B) the Allergan Business;

                                     (iii) any known Liability that would
                  otherwise be an AMO Liability but for the provisions of this
                  Section 2.03(b)(iii) to the extent that each of the following conditions are met: (A) it is covered under the terms of Allergan's insurance policies in effect immediately prior to the Distribution Date, (B) AMO is not a named insured under, or otherwise entitled to the benefits of, Allergan's insurance policies in effect immediately prior to the Distribution Date and (C) Allergan will be entitled to recovery after the Distribution Date for such AMO Liability under its insurance policies; and

                                     (iv) subject to the terms of Article V, all
                  Exclusive Allergan Contingent Liabilities and the Shared Allergan Percentage of any Shared Contingent Liabilities.

                  SECTION 2.04 TERMINATION OF AGREEMENTS.

                           (a) Except as set forth in Section 2.04(b), in
furtherance of the releases and other provisions of Section 4.01 hereof, AMO and each member of the AMO Group, on the one hand, and Allergan and each member of the Allergan Group, on the other hand, hereby terminate, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among AMO and/or any member of the AMO Group, on the one hand, and Allergan and/or any member of the Allergan Group, on the other hand, effective as of the Distribution Date; provided, however, that to the extent any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be effective as of the date of effectiveness of the applicable Ancillary Agreement. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                           (b) The provisions of Section 2.04(a) shall not apply
to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, orders, commitments or understandings listed or described on SCHEDULE 2.04(b)(ii); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute AMO Assets or AMO Liabilities, they shall be assigned pursuant to Section 2.01); and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Distribution Date.

                  SECTION 2.05 TRANSFER DOCUMENTS.

                           (a) In furtherance of the contribution, assignment,
transfer and conveyance of AMO Assets and the acceptance and assumption of AMO Liabilities provided for in Sections 2.01(a) and 2.01(b), on or prior to the Contribution Date or as promptly as practicable thereafter, (i) Allergan shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, the Implementation Agreements, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Allergan's and its Subsidiaries' right, title and interest in and to the AMO Assets to AMO and (ii) AMO shall execute and deliver to Allergan and its Subsidiaries the Implementation Agreements, such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the AMO Liabilities by AMO.

                           (b) In furtherance of the assignment, transfer and
conveyance of Excluded Assets and Excluded Liabilities provided for in Sections 2.02(b) and 2.03(c), on or prior to the Contribution Date or as promptly as practicable thereafter, (i) AMO shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, the Implementation Agreements, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Allergan's and its Subsidiaries' right, title and interest in and to the Excluded Assets to Allergan and (ii) Allergan shall execute and deliver to AMO and its Subsidiaries the Implementation Agreements, such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Excluded Liabilities by Allergan.

                  SECTION 2.06 AMO CONSIDERATION. In consideration of the contribution and delivery of the AMO Assets by Allergan, and Allergan's other obligations pursuant hereto and pursuant to the Ancillary Agreements, in addition to the other consideration described herein (including, without limitation, AMO's obligations pursuant hereto and pursuant to the Ancillary Agreements), AMO shall issue, grant or transfer to Allergan, as appropriate, prior to the Distribution Date, the Distributable Cash and such number of shares of AMO Common Stock as is necessary to effect the Distribution.

                  SECTION 2.07 ANCILLARY AGREEMENTS.


                           (a) Effective on or prior to the Contribution Date,
the parties shall execute and deliver each of the following Ancillary Agreements to which it is a party:

                                     (i) the Employee Matters Agreement;

                                     (ii) the Transition Services Agreement;

                                     (iii) the Tax Sharing Agreement;

                                     (iv) the Intellectual Property Assignment;

                                     (v) the Manufacturing Agreement;

                                     (vi) the Implementation Agreements and the
                  other agreements and documents comprising the Restructuring Plan;

                                     (vii) any supplemental and other agreements
                  and instruments related to the foregoing;

                           (b) On or before the Distribution Date:

                                     (i) Allergan shall deliver to AMO the
                  resignation of each Person who is an officer or director of any member of the AMO Group immediately prior to the Distribution Date and who will be an employee of any member of the Allergan Group immediately after the Distribution Date, provided that Allergan will not be required to deliver the resignation of David Pyott or William Grant as a member of the AMO board of directors.

                                     (ii) AMO shall deliver to Allergan the
                  resignation of each Person who is an officer or director of any member of the Allergan Group immediately prior to the Distribution Date and who will be an employee of any member of the AMO Group immediately after the Distribution Date, provided that AMO will not be required to deliver the resignation of David Pyott as an officer or member of the board of directors of Allergan or the resignation of William Grant as a member of the board of directors of Allergan.

                  SECTION 2.08 THE RESTRUCTURING PLAN. Each of Allergan and AMO shall take, and shall cause each member of its respective Group to take, such action as reasonably necessary to consummate the transactions contemplated by the Restructuring Plan (on or prior to the Distribution Date). Notwithstanding anything in this Agreement or in any Ancillary Agreement to the contrary, no party shall be entitled to receive or retain any Asset unless such party shall have paid any consideration contemplated to be paid in connection therewith pursuant to the Restructuring Plan.

                  SECTION 2.09 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

                           (a) AMO (on behalf of itself and each member of the
AMO Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the AMO Assets or the AMO Liabilities transferred, assumed or retained as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any AMO Asset, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other AMO Asset, including any accounts receivable of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any AMO Asset or thing of value upon the execution, delivery and filing hereof or thereof.

                           (b) Allergan (on behalf of itself and each member of
the Allergan Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Excluded Assets or the Excluded Liabilities transferred, assumed or retained as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security

Interests of, or any other matter concerning, any Excluded Asset, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Excluded Asset, including any accounts receivable of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Excluded Asset or thing of value upon the execution, delivery and filing hereof or thereof.

                           (c) Except as may expressly be set forth herein or in
any Ancillary Agreement, all such AMO Assets and Excluded Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that (i) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest, and (ii) any necessary Consents or Governmental Approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  SECTION 2.10 CONSENTS AND GOVERNMENTAL APPROVALS.

                           (a) To the extent that the Contribution requires any
Consents or Governmental Approvals, the parties will use their reasonable efforts to obtain any such Consents and Governmental Approvals.

                           (b) If and to the extent that the valid, complete and
perfected transfer, assignment or novation to the AMO Group of any AMO Assets or to the Allergan Group of any Excluded Asset or Excluded Liability would be a material violation of applicable law or require any material Consent or Governmental Approval in connection with the Contribution or the Distribution, then, (i) unless Allergan shall otherwise determine, the transfer, assignment or novation to the AMO Group of such AMO Assets, or (ii) unless AMO shall otherwise determine, the transfer, assignment or novation to the Allergan Group of such Excluded Asset, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained and such Asset shall be deemed a Delayed Transfer Asset. Notwithstanding the foregoing, any Asset identified in clause (i) shall be deemed an AMO Asset for purposes of determining whether any Liability is an AMO Liability, and any Asset identified in clause (ii) shall be deemed an Excluded Asset for purposes of determining whether any Liability is an Excluded Liability.

                           (c) If the transfer or assignment of any Asset
intended to be transferred or assigned hereunder including pursuant to the Restructuring Plan, is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.10(b) or for any other reason, then, subject to Sections 2.01(d), (e), (f) and (g), the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, subject to Sections 2.01(d), (e),
(f) and (g), the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such AMO Assets or Excluded Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Distribution Date to the member or members of the AMO Group or the Allergan Group entitled to the receipt of such Assets, as the case may be.

                           (d) If and when the Consents and/or Governmental
Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 2.10(b), are obtained, subject to Sections 2.01(d), (e), (f) and (g), the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                           (e) The Person retaining any Asset due to the
deferral of the transfer of such Asset pursuant to Section 2.10 or otherwise shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to such Asset, other than reasonable attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

                  SECTION 2.11 NOVATION OF ASSUMED AMO LIABILITIES.

                           (a) Each of Allergan and AMO, at the request of the
other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all rights and obligations under agreements, leases, licenses and other obligations (including AMO OFLs) of any nature whatsoever that constitute AMO Liabilities, including any Allergan Group guarantees of AMO Liabilities, or to obtain in writing the unconditional release from the AMO Liabilities of all members of the Allergan Group, so that, in any such case, no member of the Allergan Group will be responsible for such Liabilities; provided, however, that neither Allergan nor AMO shall be obligated to pay any consideration therefore to any third party from whom such consents, approvals, substitutions and amendments are requested.

                           (b) If Allergan or AMO is unable to obtain, or to
cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Allergan Group shall continue to be bound by such agreement, lease, license and other obligation or Liability and, unless not permitted by law or the terms thereof, AMO shall, as agent or subcontractor for Allergan or such other Person and where appropriate in the name thereof, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Allergan or such other Person, as the case may be, thereunder from and after the Distribution Date. AMO shall indemnify each Allergan Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Allergan shall, without further consideration, pay and remit, or cause to be paid or remitted to AMO promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Allergan shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its Group to AMO without payment of further consideration and AMO shall, without the payment of any further consideration, assume such rights and obligations.

                  SECTION 2.12 NOVATION OF LIABILITIES OTHER THAN AMO
LIABILITIES.

                           (a) Each of Allergan and AMO, at the request of the
other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all rights and obligations under agreements, leases, licenses and other obligations (including Allergan OFLs) of any nature whatsoever that constitute Excluded Liabilities, or to obtain in writing the unconditional release from any Excluded Liability of all members of the AMO Group, so that, in any such case, no member of the AMO Group will be responsible for such Excluded Liabilities; provided, however, that neither Allergan nor AMO shall be obligated to pay any consideration therefore to any third party from whom such consents, approvals, substitutions and amendments are requested.

                           (b) If Allergan or AMO is unable to obtain, or to
cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the AMO Group shall continue to be bound by such agreements, leases, licenses and other obligations under which such Excluded Liabilities arise and, unless not permitted by law or the terms thereof, Allergan shall cause a member of the Allergan Group, as agent or subcontractor for such member of the AMO Group and where appropriate in the name thereof, to pay, perform and discharge fully all the Excluded Liabilities of such member of the AMO Group thereunder from and after the Distribution Date. Allergan shall indemnify each AMO Indemnitee and hold each of them harmless against any Excluded Liabilities arising in connection therewith. AMO shall cause each member of the AMO Group without further consideration, to pay and remit, or cause to be paid or remitted, to Allergan or to another member of the Allergan Group specified by Allergan promptly all money, rights and other consideration received by it or any member of the AMO Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, AMO shall promptly assign, or cause to be assigned, all Excluded Liabilities and related rights thereunder or any such Excluded Liabilities and related rights of any member of the AMO Group to Allergan or to another member of the Allergan Group specified by Allergan without payment of further consideration and Allergan, without the payment of any further consideration shall, or shall cause such other member of the Allergan Group to, assume such rights and Excluded Liabilities.

                                  ARTICLE III.
                                THE DISTRIBUTION

                  SECTION 3.01 THE DISTRIBUTION.

                           (a) Allergan and AMO shall use their reasonable
efforts to consummate the Distribution. Such actions shall include, but not necessarily be limited to, those specified in this Article III.

                           (b) Subject to Section 3.04 hereof, on or prior to
the Distribution Date, Allergan will deliver to the Agent for the benefit of holders of record of Allergan Common Stock on the Record Date, a single stock certificate, endorsed by Allergan in blank, representing all of the outstanding shares of AMO Common Stock then owned by Allergan or any member of the Allergan Group, and shall cause the transfer agent for the shares of Allergan Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of AMO Common Stock to each such holder or designated transferee or transferees of such holder. The Distribution shall be effective at 11:59 p.m. Pacific Time on the Distribution Date.

                           (c) Subject to Sections 3.04 and 3.05, each holder of
Allergan Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution one share of AMO Common Stock for each ___ shares of Allergan Common Stock held by such holder on the Record Date. Allergan and AMO, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

                  SECTION 3.02 ACTIONS PRIOR TO THE DISTRIBUTION.

                           (a) Allergan and AMO shall cooperate in preparing,
and AMO shall file with the Commission, the Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including filing such amendments to the Registration Statement as may be required by the Commission or Federal, state or foreign securities laws. AMO shall use its reasonable efforts to cause the Registration Statement to become effective under the Exchange Act as soon as practicable within the one month period prior to the Distribution Date. Allergan and AMO shall also cooperate in preparing, filing with the Commission and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Contribution, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements, including the Employee Matters Agreement.

                           (b) Representatives of AMO shall participate in the
preparation of materials and presentations as Allergan's legal and financial advisors shall deem necessary or desirable.

                           (c) Allergan and AMO shall prepare and mail, on or
prior to the Distribution Date, to the holders of Allergan Common Stock, such information concerning AMO, its business, operations and management, the Distribution and such other matters as Allergan shall reasonably determine and as may be required by law. Allergan and AMO will prepare, and AMO will, to the extent required under applicable law, file with the Commission any such documentation which Allergan determines are necessary or desirable to effectuate the Distribution and Allergan and AMO shall each use its reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                           (d) Allergan and AMO shall take all such action as
may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                           (e) Allergan and AMO shall cooperate and take all
reasonable steps necessary and appropriate to cause the conditions set forth in
Section 3.04 (subject to

Section 3.03 and Section 3.04(a)(viii)) to be satisfied and to effect the Distribution on the Distribution Date.


                           (f) AMO shall prepare and file, and shall use its
reasonable efforts to have approved, an application for the listing of the AMO Common Stock to be distributed in the Distribution on the New York Stock Exchange, subject to official notice of distribution.

                           (g) Allergan shall pay all third party costs, fees
and expenses relating to the costs of producing and filing the Registration Statement, and printing, mailing and otherwise distributing the Information Statement.

                           (h) The parties agree to comply with the provisions
of the Tax Sharing Agreement relating to the taking of actions or inactions that may affect the Section 355 Tax Treatment (as defined in the Tax Sharing Agreement).

                  SECTION 3.03 SOLE DISCRETION OF ALLERGAN. Allergan shall have the sole and absolute discretion to determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Allergan may, in its sole and absolute discretion, determine the date of consummation of the Distribution (such date as so determined by Allergan in accordance with this Article III is referred to herein as the "Distribution Date") and may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution including by accelerating or delaying the timing of the consummation of all or part of the Distribution. AMO shall cooperate with Allergan in all respects to accomplish the Distribution and shall, at Allergan's direction, promptly take any and all actions necessary or desirable to effect the Distribution. Allergan shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Allergan and AMO.

                  SECTION 3.04 CONDITIONS TO DISTRIBUTION.

                           (a) Subject to Section 3.03, the following are the
conditions to Allergan's obligation to effect the Distribution:

                                     (i) the Registration Statement shall have
                  been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto and no proceeding for that purpose shall have been instituted or threatened by the Commission;

                                     (ii) the actions and filings with regard to
                  state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 3.02(d) shall have been taken and, where applicable, have become effective or been accepted;

                                     (iii) the AMO Common Stock to be
                  distributed in the Distribution shall have been accepted for listing on the New York Stock Exchange, on official notice of distribution;

                                     (iv) no order, injunction or decree issued
                  by any Government Authority or other legal restraint or prohibition preventing the consummation of the Contribution, Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be threatened, pending or in effect;

                                     (v) the Letter Ruling shall have been
                  issued and shall not have been revoked;

                                     (vi) any material Consents and Governmental
                  Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                                     (vii) Allergan's Board of Directors shall
                  be satisfied that the Distribution will be made out of surplus within the meaning of Section 170 of the General Corporation Law of the State of Delaware;

                                     (viii) Allergan's Board of Directors shall
                  have approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record Date;

                                     (ix) Allergan's Board of Directors shall be
                  satisfied that the Distribution does not constitute the conveyance of all or substantially all of the properties or assets of Allergan immediately prior to the Distribution, as contemplated in Section 271 of the Delaware General Corporate Law;

                                     (x) the separation of Assets and
                  Liabilities referred to in Sections 2.01 and 2.02 shall have been effected;

                                     (xi) AMO's Certificate of Incorporation and
                  Bylaws shall be in effect;

                                     (xii) each of the Ancillary Agreements
                  shall have been duly executed and delivered by the parties thereto and shall be in effect;

                                     (xiii) Allergan's Board of Directors shall
                  be satisfied that each of Allergan and AMO will be solvent following the Distribution;

                                     (xiv) AMO shall have completed a financing
                  that provides AMO with sufficient capital to pay the Distributable Cash to Allergan and to consummate the transactions contemplated in the Ancillary Agreements and the Restructuring Plan;

                                     (xv) Allergan's Board of Directors shall
                  have received an opinion from an investment advisor of national standing that the Distribution is fair, from a financial point of view, to the stockholders of Allergan, which opinion shall not have been withdrawn or modified;

                                     (xvi) AMO shall have paid the Distributable
                  Cash to Allergan;

                                     (xvii) AMO International shall have paid,
                  in full satisfaction thereof, all amounts outstanding under the Notes;

                                     (xviii) Allergan KK, a Japan corporation,
                  shall have redeemed all of its outstanding shares of preferred stock from Allergan pursuant to that certain Series A Stock Subscription Agreement between Allergan KK and Allergan, Inc.;

                                     (xix) no other events or developments shall
                  have occurred subsequent to the date hereof that, in the judgment of Allergan, would result in the Distribution having an adverse effect on Allergan or on the stockholders of Allergan; and

                                     (xx) this Agreement shall not have been
                  terminated.

                           (b) The foregoing conditions are for the sole benefit
of Allergan and shall not give rise to or create any duty on the part of Allergan or Allergan's Board of Directors to waive or not waive such conditions or in any way limit Allergan's right to terminate this Agreement as set forth in
Article XI or alter the consequences of any such termination from those specified in such Article. Any determination made by Allergan prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.04 shall be conclusive.

                  SECTION 3.05 FRACTIONAL SHARES. Allergan shall direct the Agent to (i) determine the number of whole shares and fractional shares of AMO Common Stock allocable to each holder of record or beneficial owner of Allergan Common Stock as of the Record Date, (ii) aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions as soon as practicable on or after the Distribution Date at then prevailing trading prices and (iii) cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting such holder's or owner's ratable share of the aggregate amount of all brokerage charges, commissions and transfer taxes attributed to such sale or sales.

                  SECTION 3.06 THE AMO BOARD OF DIRECTORS. Allergan and AMO shall each take all actions which may be required to elect or otherwise appoint as directors of AMO, on or prior to the Distribution Date, the persons designated as nominees to AMO's Board of Directors in the Information Statement.

                  SECTION 3.07 TERMINATION OF OBLIGATIONS UNDER THIS ARTICLE
III. Except as provided in Article XI, the obligations of AMO and Allergan under this Article III, or under any other provision of this Agreement relating to the Distribution or the Letter Ruling shall terminate on the earliest occurrence of any of the following:

                           (a) the revocation of the Letter Ruling;

                           (b) action taken or omitted by Allergan, AMO or an
Affiliate of either Allergan or AMO that would prevent the Contribution from qualifying as a reorganization under Section 368(a)(1)(D) of the Code or a distribution of the AMO Common Stock from qualifying as a tax-free distribution to Allergan and Allergan's stockholders and AMO under Section 355 of the Code;

                           (c) the mutual consent of Allergan and AMO;

                           (d) a determination by Allergan to terminate the
transactions that comprise the Distribution, as provided in Section 3.03; and

                           (e) the failure of the Distribution Date to occur on
or prior to December 31, 2002.

                                  ARTICLE IV.
                        MUTUAL RELEASES; INDEMNIFICATION

                  SECTION 4.01 RELEASE OF PRE-DISTRIBUTION CLAIMS.

                           (a) Except as provided in Section 4.01(c), effective
as of the Distribution Date, AMO does hereby, for itself and each other member of the AMO Group, their respective Affiliates (other than any member of the Allergan Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the AMO Group (in each case, in their respective capacities as such) (the "AMO Releasors"), unequivocally, unconditionally and irrevocably release and discharge each of Allergan, the members of the Allergan Group, their respective Affiliates (other than any member of the AMO Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Allergan Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns (the "Allergan Parties"), from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money, accounts, guarantees, bonds, covenants, contracts, controversies, agreements, promises, indemnities, variances, trespasses, injuries, harms, damages, judgments, remedies, demands, liens and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against an Allergan Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the AMO Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, or otherwise for or on behalf of any other person, against the Allergan Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Distribution Date (the "AMO Claims"); and the AMO Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, institute, assert or threaten to assert any AMO Claim.

                           (b) Except as provided in Section 4.01(c), effective
as of the Distribution Date, Allergan does hereby, for itself and each other member of the Allergan Group, their respective Affiliates (other than any member of the AMO Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders (other than stockholders of Allergan), directors, officers, agents or employees of any member of the Allergan Group (in each case, in their respective capacities as such) (the "Allergan Releasors"), unequivocally, unconditionally and irrevocably release and discharge each of AMO, the members of the AMO Group, their respective Affiliates (other than any member of the Allergan Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the AMO Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns (the "AMO Parties"), from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money, accounts, guarantees, bonds, covenants, contracts, controversies, agreements, promises, indemnities, variances, trespasses, injuries, harms, damages, judgments, remedies, demands, liens and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against an AMO Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the Allergan Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, or otherwise for or on behalf of any other person, against the AMO Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Distribution Date (the "Allergan Claims"); and the Allergan Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, institute, assert or threaten to assert any Allergan Claim.

                           (c) Nothing contained in Section 4.01(a) or 4.01(b)
shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.04(b) or the applicable Schedules thereto not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 4.01(a) or 4.01(b) shall release any Person from:

                                     (i) any Liability provided in or resulting
                  from any agreement among any members of the Allergan Group or the AMO Group that is specified in Section 2.04(b) or the applicable Schedules thereto as not to terminate as of the Distribution Date, or any other Liability specified in such
                  Section 2.04(b) as not to terminate as of the Distribution
                  Date;

                                     (ii) any Liability assumed, transferred,
                  assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                                     (iii) any Liability that the parties may
                  have with respect to indemnification or contribution pursuant to this Agreement for Third Party Claims, which Liability shall be governed by the provisions of this Article IV and
                  Article V and, if applicable, the appropriate provisions of the Ancillary Agreements;

                                     (iv) any Liability for the sale, lease,
                  construction or receipt of goods, property or services purchased, obtained or used in the Ordinary Course of Business by a member of one Group from a member of any other Group prior to the Distribution Date;

                                     (v) any Liability for unpaid amounts for
                  products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request of a member of any other Group prior to the Distribution Date; or

                                     (vi) any Liability the release of which
                  would result in the release of any Person other than a Person released pursuant to this Section 4.01.

In addition, nothing contained in Section 4.01(a) shall release Allergan from honoring its existing obligations to indemnify any director, officer or employee of AMO who was a director, officer or employee of Allergan on or prior to the Distribution Date, to the extent such director, officer or employee becomes a named defendant in any litigation involving Allergan and was entitled to such indemnification pursuant to then existing obligations.

                           (d) AMO shall not make, and shall not permit any
member of the AMO Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Allergan or any member of the Allergan Group or any other Person released pursuant to Section 4.01(a), with respect to, subject to
Section 4.01(c), any Liabilities released pursuant to Section 4.01(a). Allergan shall not, and shall not permit any member of the Allergan Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against AMO or any member of the AMO Group, or any other Person released pursuant to Section 4.01(b), with respect to, subject to Section 4.01(c), any Liabilities released pursuant to
Section 4.0l(b).

                           (e) It is the intent of Allergan and AMO by virtue of
the provisions of this Section 4.01 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among AMO or any member of the AMO Group, on the one hand, and Allergan or any member of the Allergan Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 4.01(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof. IN ADDITION, EACH OF ALLERGAN AND AMO ACKNOWLEDGE THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM,

                  MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                           (f) EACH OF ALLERGAN AND AMO, BEING AWARE OF THIS
CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                  SECTION 4.02 INDEMNIFICATION BY AMO. Except as provided in
Section 4.04, AMO shall indemnify defend and hold harmless Allergan, each member of the Allergan Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Allergan Indemnitees") from and against any and all Liabilities of the Allergan Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                           (a) the failure of AMO or any other member of the AMO
Group or any other Person to pay, perform or otherwise promptly discharge any AMO Liability in accordance with its terms, whether prior to or after the Distribution Date;

                           (b) the AMO Business, any AMO Asset or any AMO
Liability; and

                           (c) any material breach by AMO or any member of the
AMO Group of this Agreement or any of the Ancillary Agreements.

                  SECTION 4.03 INDEMNIFICATION BY ALLERGAN. Except as provided in Section 4.04, Allergan shall indemnify, defend and hold harmless AMO, each member of the AMO Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AMO Indemnitees"), from and against any and all Liabilities of the AMO Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                           (a) the failure of Allergan or any other member of
the Allergan Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the Allergan Group other than the AMO Liabilities, whether prior to or after the Distribution Date;

                           (b) the Allergan Business or any Liability of the
Allergan Group other than the AMO Liabilities; and

                           (c) any material breach by Allergan or any member of
the Allergan Group of this Agreement or any of the Ancillary Agreements.

                  SECTION 4.04 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

                           (a) The parties intend that any Liability subject to
indemnification or reimbursement pursuant to this Article IV or Article V will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                           (b) In the case of any Shared Contingent Liability,
any Insurance Proceeds actually received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such Insurance Proceeds, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such Insurance Proceeds.

                           (c) An insurer who would otherwise be obligated to
pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "wind-fall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

                  SECTION 4.05 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

                           (a) If an Indemnitee shall receive notice or
otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Allergan Group or the AMO Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.02 or 4.03, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, AMO, or Allergan, as appropriate depending on which Group such Person is a member of, shall give the other party to this Agreement written notice thereof within 30 days after such Person becomes aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                           (b) If Allergan or AMO receives any notice relating
to a Third Party Claim and such party believes that the relevant Third Party Claim is or may be a Shared Contingent Liability, such party may make a Determination Request at any time following receipt of such notice. Unless the parties have acknowledged that the applicable Third Party

Claim (including any Third Party Claim set forth on SCHEDULE 4.05) is not a Shared Contingent Liability or unless a determination to such effect has been made in accordance with Section 5.06, Allergan shall be entitled (but not obligated) to assume the defense of such Third Party Claim as if it were the Indemnifying Party hereunder. In any such event, Allergan shall be entitled to reimbursement of all the costs and expenses of such defense once a final determination or acknowledgment is made as to the status of the Third Party Claim; provided, however, that, if such Third Party Claim is determined to be a Shared Contingent Liability, such costs and expenses shall be shared as provided in Section 4.05(c); provided, further, that if such Third Party Claim is determined to be an Exclusive Allergan Contingent Liability, such costs and expenses shall be borne by Allergan.

                           (c) Allergan shall assume the defense of, and may,
subject to Section 4.05(g), seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other party with respect thereto pursuant to Section 5.04. Any Indemnitee in respect of a Shared Contingent Liability shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee.

                           (d) Other than in the case of a Shared Contingent
Liability, an Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election to assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

                           (e) Other than in the case of a Shared Contingent
Liability, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.05(d), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

                           (f) No Indemnitee may settle or compromise any Third
Party Claim that is not a Shared Contingent Liability without the consent of the Indemnifying Party, which, if the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, shall not be unreasonably withheld. No Indemnitee may settle or compromise any Third Party Claim that is a Shared Contingent Liability without the consent of Allergan.

                  (g) In the case of a Third Party Claim that is not a Shared Contingent Liability, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly against any Indemnitee. In the case of a Third Party Claim that is a Shared Contingent Liability, Allergan shall not consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                  (h) The provisions of Section 4.05 and Section 4.06 shall not apply to Liabilities or Third Party Claims to the extent such Liabilities or Third Party Claims relate to the payment of or obligation for Taxes (which are governed by the Tax Sharing Agreement).

         SECTION 4.06 ADDITIONAL MATTERS.

                  (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or, in the case of a Shared Contingent Liability, add the Indemnifying Party as a named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section, subject to Section 5.04 with respect to Shared Contingent Liabilities, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

         SECTION 4.07 LITIGATION.

                  (a) Litigation to Be Transferred to AMO. Notwithstanding anything to the contrary of this Article IV, on the Contribution Date, the responsibilities for management of the litigation identified in SCHEDULE 4.07(a), which will be updated by Allergan on or prior to the Contribution Date, shall be transferred in their entirety from Allergan and its Subsidiaries to AMO and its Subsidiaries. As of the Contribution Date and thereafter, AMO shall manage the defense of this litigation and shall cause its applicable Subsidiaries to do the same. Allergan and its Subsidiaries must first obtain the prior consent of AMO or its applicable Subsidiary for any action taken subsequent to the Contribution Date in connection with the litigation identified in SCHEDULE 4.07(a), which consent cannot be unreasonably withheld or delayed. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of Sections
4.01 through 4.06, 4.08 and 4.09.

                  (b) Litigation to be Defended by Allergan at AMO's Expense. Notwithstanding any contrary provisions of this Article IV, Allergan shall defend, and shall cause its applicable Subsidiaries to defend, the litigation identified in SCHEDULE 4.07(b) at the cost and expense of AMO. AMO shall be responsible for promptly reimbursing to Allergan, or upon the request of Allergan advancing to Allergan, any of its costs, including attorneys' fees, incurred in defending such litigation. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of Sections 4.01 through 4.06, 4.08 and 4.09.

                  (c) All Other Litigation. All other litigation served on Allergan and outstanding as of the Contribution Date but not included in
SCHEDULE 4.07(a) or SCHEDULE 4.07(b) shall remain with Allergan, and AMO shall have no liability in connection with, or responsibility for defending, such litigation.

                  (d) Cooperation. Allergan and AMO and their respective Subsidiaries shall cooperate with each other in the defense of any litigation covered under this Section 4.07 and afford to each other reasonable access upon reasonable advance notice to witnesses and information (other than information protected from disclosure by applicable privileges) that is reasonably required to defend this litigation as set forth in Article VII. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance to provide information, witnesses and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the party responding to discovery may meet all court-imposed deadlines. The party requesting information shall promptly reimburse the party providing information upon request.

         SECTION 4.08 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and, subject to the provisions of Article VIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         SECTION 4.09 SURVIVAL OF INDEMNITIES. The rights and obligations of each of Allergan and AMO and their respective Indemnitees under this Article IV shall survive the distribution, sale or other transfer by any party of any Assets or the assignment by it of any Liabilities.

                                   ARTICLE V.
                   CONTINGENT GAINS AND CONTINGENT LIABILITIES

         SECTION 5.01 DEFINITIONS RELATING TO CONTINGENT GAINS AND CONTINGENT LIABILITIES. For the purpose of this Agreement the following terms shall have the following meanings:

                  (a) "Contingent Claim Committee" means a committee composed of one representative designated from time to time by each of Allergan and AMO that shall be established in accordance with Section 5.06.

                  (b) "Contingent Gain" means any claim or other right of Allergan, AMO or any of their respective Affiliates, whenever arising, against any Person other than Allergan, AMO or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Distribution Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Distribution Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Distribution Date with respect thereto. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Distribution Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Distribution Date, such that the claim or right, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds.

                  (c) "Contingent Liability" means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of Allergan, AMO or any of their respective Affiliates, whenever arising, to any Person other than Allergan, AMO or any of their respective Affiliates, if and to the extent that (i) such Liability has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of Allergan, AMO or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which had accrued as of the Distribution Date and a portion of which accrues after the Distribution Date, only that portion that had accrued as of the Distribution Date shall be considered a Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Distribution Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Distribution Date, such that the claim, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds.

                  (d) "Exclusive Allergan Contingent Gain" means any Contingent Gain if such Contingent Gain primarily relates to the Allergan Business, including the matters listed or described on SCHEDULE 5.01(d) hereto, or if such Contingent Gain is expressly assigned to Allergan pursuant to this Agreement or any Ancillary Agreement.

                  (e) "Exclusive Allergan Contingent Liability" means any Contingent Liability if such Contingent Liability primarily relates to the Allergan Business, including the matters listed or described on SCHEDULE 5.01(e) hereto, or if such Contingent Liability is expressly assigned to Allergan pursuant to this Agreement or any Ancillary Agreement.

                  (f) "Exclusive Contingent Gain" means any Exclusive Allergan Contingent Gain or Exclusive AMO Contingent Gain.

                  (g) "Exclusive Contingent Liability" means any Exclusive Allergan Contingent Liability or Exclusive AMO Contingent Liability.

                  (h) "Exclusive AMO Contingent Gain" means any Contingent Gain if such Contingent Gain primarily relates to the AMO Business, including the matters listed or described on SCHEDULE 5.01(h) hereto, or if such Contingent Gain is expressly assigned to AMO pursuant to this Agreement or any Ancillary Agreement.

                  (i) "Exclusive AMO Contingent Liability" means any Contingent Liability if such Contingent Liability primarily relates to the AMO Business, including the matters listed or described on SCHEDULE 5.01(i) hereto, or if such Contingent Liability is expressly assigned to AMO pursuant to this Agreement or any Ancillary Agreement.

                  (j) "Shared Allergan Percentage" means 66 2/3%, unless the parties shall agree to a different percentage with respect to any Shared Contingent Gain or Shared Contingent Liability.

                  (k) "Shared Contingent Gain" means any Contingent Gain that is not an Exclusive Allergan Contingent Gain or an Exclusive AMO Contingent Gain including any Contingent Gain relating to, arising out of or resulting from the matters set forth on SCHEDULE 5.01(k).

                  (l) "Shared Contingent Liability" means, without duplication:

                           (i) any Contingent Liability that is not an Exclusive
                  Allergan Contingent Liability or an Exclusive AMO Contingent Liability; and

                           (ii) any Liability (other than Taxes which are
                  governed by the Tax Sharing Agreement) relating to, arising out of or resulting from the matters set forth on SCHEDULE 5.01(l).

                  (m) "Shared AMO Percentage" means 33 1/3%, unless the parties shall agree to a different percentage with respect to any Shared Contingent Gain or Shared Contingent Liability.

                  (n) "Shared Percentage" means the Shared Allergan Percentage or the Shared AMO Percentage, as the case may be.

         SECTION 5.02 CONTINGENT GAINS.

                  (a) Each of Allergan and AMO shall have sole and exclusive right to any benefit received with respect to any Exclusive Allergan Contingent Gain, or Exclusive AMO Contingent Gain, respectively. Each of Allergan and AMO shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Exclusive Allergan Contingent Gain or Exclusive AMO Contingent Gain, respectively.

                  (b) Any benefit that may be received from any Shared Contingent Gain shall be shared among Allergan and AMO in proportion to the Shared Allergan Percentage and the Shared AMO Percentage, respectively, and shall be paid in accordance with Section 5.05. Notwithstanding the foregoing, Allergan shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forgo, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. AMO shall not take, or permit any member of its Group to take, any action (including commencing any claim) that would interfere with such rights and powers of Allergan. Allergan shall use its reasonable efforts to notify AMO in the event that it commences an Action with respect to a Shared Contingent Gain; provided, however, that the failure to provide such notice shall not give rise to any rights on the part of AMO against Allergan or affect any other provision of this Section 5.02. AMO acknowledges that Allergan may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than AMO or any business reasons that are in the best interests of Allergan or a member of the Allergan Group, without regard to the best interests of any member of the AMO Group) and that no member of the Allergan Group shall have any liability to any Person (including any member of the AMO Group) as a result of any such determination.

                  (c) In the event of any dispute as to whether any claim or right is a Contingent Gain or whether any Contingent Gain is a Shared Contingent Gain, an Exclusive Allergan Contingent Gain or an Exclusive AMO Contingent Gain, Allergan may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that Allergan commences any such prosecution or assertion and, upon resolution of the dispute, it is determined hereunder that AMO has the exclusive right to such claim or right, Allergan shall, promptly upon the request of AMO, discontinue the prosecution or assertion of such right or claim and transfer the control thereof to AMO. In such event, AMO shall reimburse Allergan for all costs and expenses, reasonably incurred prior to resolution of such dispute in the prosecution or assertion of such claim or right.

         SECTION 5.03 EXCLUSIVE CONTINGENT LIABILITIES. Allergan shall be solely responsible for each Exclusive Allergan Contingent Liability and AMO shall be solely responsible for each Exclusive AMO Contingent Liability. Each Exclusive Contingent Liability shall constitute a Liability for which indemnification is provided by Allergan or AMO, as the case may be, pursuant to Article IV hereof and shall be subject to the procedures set forth in Article IV with respect thereto.

         SECTION 5.04 SHARED CONTINGENT LIABILITIES.

                  (a) As set forth in Section 4.05(c) and subject to Section 4.05(g), Allergan shall assume the defense of, and may seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to this Section 5.04.

                  (b) Each of Allergan and AMO shall be responsible for its Shared Percentage of any Shared Contingent Liability. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 4.05(g), such settlement was effected without the consent or over the objection of such party).

         SECTION 5.05 PAYMENTS.

                  (a) Any amount owed in respect of (i) any Shared Contingent Liabilities, including reimbursement for the cost or expense of defense, of any Third Party Claim that is a Shared Contingent Liability, or (ii) any Shared Contingent Gains pursuant to this Article V shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

                  (b) In the case of any Shared Contingent Liability, Allergan shall be entitled to reimbursement from AMO in advance of a final determination of any Action for amounts paid in respect of costs and expenses related thereto, from time to time as such costs and expenses are paid. In the case of any Shared Contingent Gain, Allergan shall be entitled to retain from the amount of the Shared Contingent Gain otherwise payable to AMO, AMO's Shared Percentage of the costs and expenses paid or incurred by or on behalf of any member of the Allergan Group in connection with such Shared Contingent Gain.

                  (c) Any amounts billed and properly payable in accordance with this Article V that are not paid within 30 days of such bill shall bear interest at the Prime Rate plus 2% per annum.

         SECTION 5.06 PROCEDURES TO DETERMINE STATUS OF CONTINGENT LIABILITY OR CONTINGENT GAIN.

                  (a) With respect to the Actions set forth on SCHEDULE 5.06, and with respect to any other matters not set forth on SCHEDULES 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) OR 5.01(l) (regardless of whether such matters are currently pending but not set forth on such Schedules or are asserted or filed hereafter), Allergan and AMO will form the Contingent Claim Committee for the purpose of resolving whether:

                           (i) any claim or right is a Contingent Gain;

                           (ii) any Contingent Gain is a Shared Contingent Gain,
                  an Exclusive Allergan Contingent Gain or an Exclusive AMO Contingent Gain;

                           (iii) any Liability is a Contingent Liability; or

                           (iv) any Contingent Liability is a Shared Contingent
                  Liability, an Exclusive Allergan Contingent Liability or an Exclusive AMO Contingent Liability.

                  (b) Any of the parties may refer any potential Contingent Gains or Contingent Liabilities to the Contingent Claim Committee for resolution as described in Section 5.06(a) and if the Contingent Claim Committee reaches a determination (which shall be made within 30 days of such referral), then that determination shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a determination as to the nature or status of any such Liabilities or claims or rights within 30 days after such referral, then the issue will be submitted to the respective General Counsels of Allergan and AMO for determination. If the General Counsels cannot reach a determination, then the procedures set forth in Article VIII of this Agreement shall govern.

                  (c) In resolving, with respect to any Action set forth on
SCHEDULE 5.06 or any other matter not set forth in SCHEDULES 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l), whether (i) any Contingent Gain is a Shared Contingent Gain, an Exclusive Allergan Contingent Gain or an Exclusive AMO Contingent Gain or (ii) any Contingent Liability is a Shared Contingent Liability, an Exclusive Allergan Contingent Liability or an Exclusive AMO Contingent Liability, the categorization of Contingent Gains and Contingent Liabilities reflected in 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l)
shall be considered and used as a presumptive guide.

         SECTION 5.07 CERTAIN CASE ALLOCATION MATTERS. The parties agree that if any Action not set forth on SCHEDULE 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l) involves separate and distinct claims that, if not joined in a single Action, would constitute separate Exclusive Contingent Liabilities of two or more parties, they will use their reasonable efforts to segregate such separate and distinct claims so that the Liabilities associated with each such claim (including all costs and expenses) shall be treated as Exclusive Contingent Liabilities of the appropriate party and so that each party shall have the rights and obligations with respect to each such claim (including pursuant to Article V hereof) as would have been applicable had such claims been commenced as separate Actions. Notwithstanding the foregoing provisions, this

Section 5.07 shall not apply to any separate and distinct claim that is de minimis or frivolous in nature.

         SECTION 5.08 TERMINATION OF CERTAIN ARTICLE V PROVISIONS. The provisions set forth in this Article V related to sharing of Contingent Gains and Contingent Liabilities shall terminate on the third anniversary of the Distribution Date except for (a) any claim or action pending or asserted by either party on or prior to such termination, or (b) any claim or action related to any matter that has a statute of limitations that extends beyond such termination date. Any claim or action referred to in (a) and (b) above shall survive until the later of the final determination applicable to any such claim or action or, in the case of clause (b) above, the applicable statute of limitations covering such claim or action.

                                  ARTICLE VI.
                                    INSURANCE

         SECTION 6.01 INSURANCE MATTERS.

                  (a) AMO does hereby, for itself and each other member of the AMO Group, agree that no member of the Allergan Group or any Allergan Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Allergan and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                  (b) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that AMO and each other member of the AMO Group be successors-in-interest to all rights that any member of the AMO Group may have as of the Distribution Date as a subsidiary, affiliate, division or department of Allergan prior to the Distribution Date under any policy of insurance issued to Allergan by any insurance carrier unaffiliated with Allergan or under any agreements related to such policies executed and delivered prior to the Distribution Date, including any rights such member of the AMO Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Distribution Date. At the request of AMO, Allergan shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided, however, that Allergan shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

                  (c) Except as otherwise contemplated by any Ancillary Agreement, after the Distribution Date, none of Allergan or AMO or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided, however, that the foregoing shall not (i) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (ii) require any member of any Group to pay any premium or other amount or to incur any

Liability, or (iii) require any member of any Group to renew, extend or continue any policy in force. Each of AMO and Allergan will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

                  (d) This agreement is not intended as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Allergan Group in respect of any insurance policy or any other contract or policy of insurance.

                  (e) Nothing in this Agreement shall be deemed to restrict any member of the AMO Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                                  ARTICLE VII.
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

         SECTION 7.01 AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.

                  (a) Each of Allergan and AMO, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefore, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other or (iii) subject to foregoing clause (ii) above, to comply with its obligations under this Agreement, or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. The parties agree that the provisions of the Tax Sharing Agreement shall govern with respect to the sharing of Tax Information and to the extent governed thereby, the provisions of this Article VII shall not apply.

                  (b) After the Distribution Date, AMO shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the AMO Business that are located in archives retained or maintained by Allergan. AMO may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that AMO shall cause any such objects to be returned promptly in the same condition in which they were delivered to AMO and AMO shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Allergan. AMO shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for Allergan generally).

Nothing herein shall be deemed to restrict the access of any member of the Allergan Group to any such documents or objects or to impose any liability on any member of the Allergan Group if any such documents or objects are not maintained or preserved by Allergan.

                  (c) After the date hereof, each of Allergan and AMO (i) shall maintain in effect at its own cost and expense, adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective regulatory, reporting, accounting, audit and other obligations, and
(ii) shall provide, or cause to be provided, to the other party in such form as the requesting party shall request, at no charge to such requesting party, all financial and other data and information as such requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

         SECTION 7.02 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         SECTION 7.03 COMPENSATION FOR PROVIDING INFORMATION. Except as set forth in Section 7.01(c)(ii), the party requesting Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

         SECTION 7.04 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of Allergan as in effect on the Distribution Date or such other policies as may be reasonably adopted by the appropriate party after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to employee benefits or Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof); provided, however, that in the event that any such Information is also subject to a retention requirement contained in any Ancillary Agreement that is longer than the requirement contained in this
Section 7.04, then the requirement in such agreement shall supersede this
Section 7.04.

         SECTION 7.05 LIMITATIONS OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable efforts by such party to comply with the provisions of Section 7.04.

         SECTION 7.06 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

         SECTION 7.07 PRODUCTION OF WITNESSES; RECORDS; COOPERATION.

                  (a) After the Distribution Date, except in the case of an adversarial Action by one party against another party, each party hereto shall use its reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  (b) If an Indemnifying Party or Allergan chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party, Allergan or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, as the case may be.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

                  (d) Without limiting any provision of this Section 7.07, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (e) The obligation of the parties to provide witnesses pursuant to this Section 7.07 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.07(a)).

                  (f) In connection with any matter contemplated by this Section 7.07, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

         SECTION 7.08 CONFIDENTIALITY.

                  (a) Subject to Section 7.09, each of Allergan and AMO, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective Affiliates and the respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives of itself and its Affiliates to hold, in strict confidence, with at least the same degree of care that applies to Allergan's confidential and proprietary Information pursuant to policies in effect as of the Distribution Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or any Ancillary Agreement (any such Information referred to herein as "Confidential Information"), and shall not use any such Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder. Notwithstanding the foregoing, Confidential Information shall not include Information that has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any Confidential Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), except in compliance with Section 7.09. Without limiting the foregoing, when any Information furnished by the other party after the Distribution Date pursuant to this Agreement or any Ancillary Agreement is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly, after request of the other party and at the election of the party receiving such request, either return to the other party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

         SECTION 7.09 PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Confidential Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of any other party (or any member of any other party's Group), such party shall notify the other party prior to disclosing or providing such Confidential Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide such Confidential Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                 ARTICLE VIII.
                               DISPUTE RESOLUTION

         SECTION 8.01 DISPUTES. Except as otherwise specifically provided in any Ancillary Agreement (the terms of which Ancillary Agreement shall govern with respect to the resolution of disputes, controversies or claims that are the subject of that Ancillary Agreement, to the extent so provided therein) or for claims that are to be submitted to the Contingent Claims Committee, the procedures for discussion, negotiation and mediation set forth in this Article VIII shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Allergan Group and the AMO Group.

         SECTION 8.02 ESCALATION; MEDIATION; ARBITRATION.

                  (a) It is the intent of the parties to use their respective reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable efforts to meet within 30 days of the Escalation Notice.

                  (b) If the parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above within 30 days after the date of the respective Escalation Notice, then matter shall be referred to the Orange County, California office of JAMS for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the dispute, controversy or claim. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the dispute, controversy or claim is resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) 60 days have elapsed since the dispute, controversy or claim was first scheduled for mediation.

                  (c) Should any dispute, controversy or claim remain after the completion of the mediation process described above, the parties agree to submit the remaining dispute, controversy or claim to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither the parties nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

                  (d) THE PARTIES HERETO UNDERSTAND AND AGREE THAT BY ENTERING INTO THIS AGREEMENT THEY ARE WAIVING THEIR RIGHT TO A JURY OR COURT TRIAL.

                                  ARTICLE IX.
                               FURTHER ASSURANCES

         SECTION 9.01 FURTHER ASSURANCES.

                  (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the AMO Assets and the assignment and assumption of the AMO Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

                  (c) On or prior to the Distribution Date, Allergan and AMO in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Allergan, AMO or any other Subsidiary of Allergan or AMO, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Distribution Date, Allergan and AMO shall take all actions as may be necessary to approve the stock-based employee benefit plans of AMO in order to satisfy the requirement of Rule 16b-3 under the Exchange Act.

                  (d) Prior to the Distribution Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other party will provide such service.

                                   ARTICLE X.
                              CERTAIN OTHER MATTERS

         SECTION 10.01 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as Allergan is required in accordance with United States generally accepted accounting principles to consolidate AMO's results of operations and financial position:

                  (a) Selection of Auditors. AMO shall not select a different accounting firm than KPMG, LLP to serve as its (and its Subsidiaries') independent certified public accountants ("AMO's Auditors") for purposes of providing an opinion on its consolidated financial statements without Allergan's prior written consent (which shall not be unreasonably withheld).

                  (b) Date of Auditors' Opinion and Quarterly Reviews. AMO shall use its reasonable commercial efforts to enable AMO's Auditors to complete their audit such that they will date their opinion on AMO's audited annual financial statements on the same date that Allergan's independent certified public accountants ("Allergan's Auditors") date their opinion on Allergan's audited annual financial statements, and to enable Allergan to meet its timetable for the printing, filing and public dissemination of Allergan's annual financial statements. AMO shall use its reasonable commercial efforts to enable AMO's Auditors to complete their quarterly review procedures such that they will provide clearance on AMO's quarterly financial statements on the same date that Allergan's Auditors provide clearance on Allergan's quarterly financial statements.

                  (c) Annual and Quarterly Financial Statements. AMO shall provide to Allergan on a timely basis all Information that Allergan reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Allergan's annual and quarterly financial statements. Without limiting the generality of the foregoing, AMO will provide all required financial Information with respect to AMO and its Subsidiaries to AMO's Auditors in a sufficient and reasonable time and in sufficient detail to permit AMO's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Allergan's Auditors with respect to Information to be included or contained in Allergan's annual and quarterly financial statements. Similarly, Allergan shall provide to AMO on a timely basis all Information that AMO reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of AMO's annual and quarterly financial statements. Without limiting the generality of the foregoing, Allergan will provide all required financial Information with respect to Allergan and its Subsidiaries to Allergan's Auditors in a sufficient and reasonable time and in sufficient detail to permit Allergan's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to AMO's Auditors with respect to Information to be included or contained in AMO's annual and quarterly financial statements.

                  (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. AMO shall authorize AMO's Auditors to make available to Allergan's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of AMO and work papers related to the annual audits and quarterly reviews of AMO, in all cases within a reasonable time prior to AMO's Auditors' opinion date, so that Allergan's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of AMO's Auditors as it relates to Allergan's Auditors' report on Allergan's financial statements, all within sufficient time to enable Allergan to meet its timetable for the printing, filing and public dissemination of Allergan's annual and quarterly statements. Similarly, Allergan shall authorize Allergan's Auditors to make available to AMO's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Allergan and work papers related to the annual audits and quarterly reviews of Allergan, in all cases within a reasonable time prior to Allergan's Auditors' opinion date, so that AMO's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Allergan's Auditors as it relates to AMO's Auditors' report on AMO's statements, all within sufficient time to enable AMO to meet its timetable for the printing, filing and public dissemination of AMO's annual and quarterly financial statements.

                  (e) Access to Books and Records. AMO shall provide Allergan's internal auditors and their designees access to AMO's and its Subsidiaries' books and records so that Allergan may conduct reasonable audits relating to the financial statements provided by AMO pursuant hereto as well as to the internal accounting controls and operations of AMO and its Subsidiaries. Similarly, Allergan shall provide AMO's internal auditors and their designees access to Allergan's and its Subsidiaries' books and records so that AMO may conduct reasonable audits relating to the financial statements provided by Allergan pursuant hereto as well as to the internal accounting controls and operations of Allergan and its Subsidiaries

                  (f) Notice of Change in Accounting Principles. AMO shall give Allergan as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date. AMO will consult with Allergan and, if requested by Allergan, AMO will consult with Allergan's independent public accountants with respect thereto. Allergan shall give AMO as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date.

                  (g) Conflict with Third-Party Agreements. Nothing in this
Section 10.01 shall require AMO to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that AMO is required under this Section 10.01 to disclose any such information, AMO shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

         SECTION 10.02 NON-COMPETITION.

                  (a) Each of AMO and Allergan recognize that it possesses significant Confidential Information regarding the other party's research and development, business, customers and existing business practices, and that if AMO or Allergan were to compete with the other, it would inevitably and unfairly exploit, rely on, or misappropriate the other party's Confidential Information. Accordingly, except as otherwise set forth in this Agreement or any of the Ancillary Agreements, AMO and Allergan agree that for a period of three years from the Distribution Date:

                           (i) no member of the Allergan Group or any Affiliate
                  thereof shall:

                                    (A) engage in research and development
                           regarding, nor shall it manufacture, market, sell, distribute, promote or detail, any optical medical device (other than a Delivery Device) or any product or product candidate in any of the same lines of business as those comprising the AMO Business; provided, however, that Allergan shall be permitted to manufacture, market, sell, distribute, promote or detail any product so long as such product is not currently in the AMO Business and is labeled similarly to a product currently in the Allergan Business, or

                                    (B) except pursuant to a change of control
                           described in Section 10.02(b), acquire a joint venture or equity interest in any entity that engages in research and development regarding, or manufactures, markets, sells, distributes, promotes or details, any optical medical device (other than a Delivery Device) or any product or product candidate in any of the same lines of business as those comprising the AMO Business; and

                           (ii) no member of the AMO Group or any Affiliate
                  thereof shall:

                                    (A) engage in research and development
                           regarding, nor shall it manufacture, market, sell, distribute, promote or detail, any pharmaceutical or biological or any product or product candidate in any of the same lines of business as those comprising the Allergan Business, including without limitation, any Delivery Devices; provided, however, that AMO may continue to engage in research and development regarding, and manufacture, market, sell, distribute, promote and detail, any product or product candidate (other than a Refresh Product or any other product containing carboxymethylcellulose sodium) which is a contact lens lubricant or rewetting drop, even though the product is indicated for irritation, discomfort, dryness, blurring, itchiness and other similar symptoms associated with contacts lens wear, so long as the product is labeled solely for use with contact lenses and so long as the product is only detailed, marketed, sold, promoted or distributed for use with contact lenses, or

                                    (B) except pursuant to a change of control
                           described in Section 10.02(b), acquire a joint venture or equity interest in any entity that engages in research and development regarding, or manufactures, markets, sells, distributes, promotes or details, any pharmaceutical or biological or any product or product candidate in any of the same lines of business as those comprising the Allergan Business.


                  (b) The restrictions set forth in Section 10.2(a) shall cease to apply upon the occurrence of a "change of control" of Allergan or AMO in the event that such change in control is effected by a Person who, immediately prior to such change of control conducted a business involving the research and development, sale, marketing or distribution of a product that was substantially similar to a product or products used in the AMO Business or Allergan Business, respectively, immediately after the Distribution Date. For purposes of this Agreement, "change of control" means a transaction or series of transactions whereby (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting stock (or other securities convertible into such voting stock) representing 45% or more of the combined voting power of all voting stock of Allergan or AMO (as the case may be); or (ii) during any period of up to 18 consecutive months commencing after the date of this Agreement, Incumbent Directors shall cease for any reason to constitute a majority of the board of directors of Allergan or AMO (as the case may be); (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Allergan or AMO (as the case may be); or (iv) either Allergan or AMO (in either case, the "Merging Entity") shall have consummated a merger or other similar combination with another Person, as a result of which the stockholders of the Merging Entity immediately prior to the transaction own less than 55% of the outstanding stock of the surviving entity immediately following such transaction, or the members of the board of directors of the Merging Entity immediately prior to the transaction cease to comprise at least one third of the board of directors of the surviving entity immediately following such transaction.

                  (c) If any restriction set forth in Section 10.2(a) is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (d) The restrictions set forth in Section 10.2(a) are necessary for the protection of the respective business and goodwill of Allergan and AMO and are considered by the two parties to be reasonable for such purpose. Allergan and AMO agree that any breach of this Section 10.2 is likely to cause Allergan or AMO (as the case may be) substantial and irrevocable damage and therefore, in the event of such breach, Allergan and AMO (as the case may be) in addition to such other remedies that may be available, shall be entitled to specific performance and other injunctive relief.

         SECTION 10.03 NON-SOLICITATION OF EMPLOYEES. Each party agrees not to directly or indirectly solicit or recruit the other party's employees, or induce or attempt to induce any employee of the other party to terminate or cease his or her relationship with such other party for a period of three years following the Distribution Date. This prohibition on solicitation and inducement does not apply to actions taken by a party (i) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation or (ii) as a result of an employee's initiative.

         SECTION 10.04 LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                  ARTICLE XI.
                                   TERMINATION

         This Agreement and all Ancillary Agreements may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution Date by and in the sole discretion of Allergan without the approval of AMO or the stockholders of Allergan. In the event of such termination, no party shall have any liability of any kind to any other party or any other Person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by the parties.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         SECTION 12.01 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE ALLERGAN GROUP OR AMO GROUP BE LIABLE TO ANY MEMBER OF THE AMO GROUP OR ALLERGAN GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN
ARTICLE IV.

         SECTION 12.02 COUNTERPARTS. This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 12.03 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements, the Exhibits, Schedules and Appendices hereto and thereto and the specific agreements contemplated herein or thereby contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the parties other than those set forth or referred to herein or therein.

         SECTION 12.04 CORPORATE POWER. Allergan represents on behalf of itself and each other member of the Allergan Group, and AMO represents on behalf of itself and each other member of the AMO Group, as follows:

                  (a) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                  (b) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

         SECTION 12.05 SIGNATURES. Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

         SECTION 12.06 GOVERNING LAW. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of California irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

         SECTION 12.07 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

         SECTION 12.08 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Allergan Indemnitee or AMO Indemnitee in their respective capacities as such and for the release under Section 4.01 of any Person provided therein, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person, except the parties hereto, any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

         SECTION 12.09 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                     If to Allergan, to:

                     2525 Dupont Drive
                     Irvine, California 92612
                     Attn:  General Counsel

                     If to AMO to:
                     _______________________
                     _______________________
                     _______________________

                     Attn:  General Counsel

Any party may, by notice to the other party, change the address to which such notices are to be given.

         SECTION 12.10 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         SECTION 12.11 FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, acts of terrorism, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         SECTION 12.12 PUBLICITY. Prior to the Distribution, Allergan shall be responsible for issuing any press releases or otherwise making public statements with respect to the Contribution, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

         SECTION 12.13 EXPENSES. Except as expressly set forth in this Agreement or in any Ancillary Agreement, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by Allergan, to the extent they are incurred prior to the Distribution Date, and by AMO to the extent they are incurred subsequent to the Distribution Date.

         SECTION 12.14 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         SECTION 12.15 SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein or therein, shall survive the Contribution and the Distribution and shall remain in full force and effect.

         SECTION 12.16 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         SECTION 12.17 AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         SECTION 12.18 CONTROLLING DOCUMENTS. To the extent that the provisions of the Tax Sharing Agreement, Employee Matters Agreement, Transitional Services Agreement, Manufacturing Agreement or Intellectual Property Assignment conflict with the provisions of this Agreement, the provisions of such other agreement shall govern.

         SECTION 12.19 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary

Agreement). The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties have caused this Contribution and Distribution Agreement to be executed by their duly authorized representatives.

                                          ALLERGAN, INC., a Delaware corporation


                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________


                                          ADVANCED MEDICAL OPTICS, INC., A
                                          DELAWARE CORPORATION


                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________